UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, Tom Fritsche, who previously served as Executive Vice President & Chief Risk Officer of Bear State Financial, Inc. (the “Company”) and Bear State Bank, N.A., a wholly-owned subsidiary of the Company (the “Bank”), was promoted to Senior Executive Vice President & Chief Operating Officer of the Company and the Bank. In this role, Mr. Fritsche will serve as the Company’s principal operating officer.

Mr. Fritsche, age 54, joined the Company and the Bank in 2011, serving in various credit and risk management capacities during such time. Prior to joining the Company and the Bank, Mr. Fritsche worked at Southwest Power Pool, a regional utility transmission organization, as Director of Treasury and Risk Management from 2007-2011. He previously served as Chief Administrative Officer and Commercial Banking Executive from 2004-2007, and as Senior Vice President and Commercial Real Estate Lending Manager from 2000-2002, at Regions Financial Corp.; as Executive Vice President and Lending Manager at Arvest Banking Company from 2002 -2004; as Vice President and Commercial Lender at Mercantile Bank; as Vice President, Mergers & Acquisitions, at First Commercial Corp.; and as Director of Mergers & Acquisitions and Director of Asset/Liability Management for Worthen Banking Corp. Mr. Fritsche began his career in banking as a National Bank Examiner with the Office of the Comptroller of the Currency.

In connection with his promotion, Mr. Fritsche’s base salary was increased to $350,000 and he will continue to be eligible to participate in the Company’s annual cash bonus plan, with a target bonus of 75% of his base salary, based upon achievement of specific target levels of financial and operational metrics established by the Compensation Committee of the Company’s Board of Directors (the “Board”). Mr. Fritsche was also granted, pursuant to the Company’s 2011 Omnibus Incentive Plan, 39,908 restricted stock units with an approximate grant date value of $350,000, which will cliff vest on October 1, 2018. Mr. Fritsche will also continue to be entitled to benefits offered generally to all employees of the Company as established by the Board from time to time.

There is no family relationship between Mr. Fritsche and any other director or executive officer of the Company or the Bank. No arrangement or understanding exists between Mr. Fritsche and any other person pursuant to which Mr. Fritsche was selected as an officer of the Company and the Bank. Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Fritsche had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: October 7, 2015	By:	/s/ Matt Machen
	Name:	Matt Machen
	Title:	Senior Executive Vice President & Chief Financial Officer